Exhibit 23.0

- Consent of Independent Registered Public Accounting Firm -

To the Board of Directors

ASB Bancorp, Inc. and Subsidiary

Asheville, North Carolina

We consent to the incorporation by reference in registration statement No. 333-177442 on Form S-8 of ASB Bancorp, Inc. (the “Company”) of our report dated March 27, 2012, with respect to the consolidated financial statements of the Company, which appears in the Company’s 2011 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Asheville, North Carolina

March 27, 2012